EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors and Stockholders of
 GKN Holding Corp.:


We consent to the incorporation by reference in this Registration Statement of GKN Holding Corp. and subsidiaries (the "Company") on Form S-8 of the report of KPMG Peat Marwick LLP dated April 12, 1996, except as to Note 13, which is as of May 28, 1996, appearing in the Company's initial public offering Registration Statement on Form S-1 (Reg. No. 333-05273).


/s/ KPMG PEAT MARWICK LLP

KPMG PEAT MARWICK LLP
New York, New York

January 22, 1997


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